FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549




                         CURRENT REPORT


                 Pursuant to Section 13 or 15(d)
           of the Securities and Exchange Act of 1934




Date of Report (Date of earliest event reported): December 21, 1999



                         WPI GROUP, INC.
                         ---------------
     (Exact name of registrant as specified in its charter)



New Hampshire                        0-19717
-------------                        -------
(State or other jurisdiction         (Commission File Number)
 of incorporation)

02-0218767
-----------
(I.R.S. Employer Identification Number)




        1155 Elm Street, Manchester, New Hampshire 03101
        ---------------------------------------------------
        (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (603) 627-3500





                             NONE
                             ----
(Former Name, former address, and former fiscal year, if changed since last report)


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                         WPI GROUP, INC.

                            FORM  8-K


ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

None.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

None.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

None.

ITEM 5.   OTHER EVENTS.

Registrant announced a major restructuring intended to focus operations around its automotive diagnostic business, WPI Micro Processor Systems, Inc. and to divest all other operations, using the proceeds to reduce corporate debt. Effective December 21, 1999, Michael Foster resigned as Chairman and CEO. The Board of Directors promoted John Allard, President and COO to the additional role of Chief Executive Officer. In addition, current Board members Steven Shulman and Paul Giovacchini have been named Non-Executive Chairman and Vice Chairman of the Board. On December 21, 1999, the Registrant issued a press release, attached as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

Effective December 22, 1999, the Registrant completed the sale of its Warner-based WPI Power Systems, Inc. and WPI Electronics, Inc. businesses to Warner Power, LLC, a private investment group backed by American Capital Strategies. The sale is valued at approximately $9.3 million in cash plus the assumption by Warner Power, LLC of certain liabilities. On December 23, 1999, the Registrant issued a press release, attached as Exhibit 99.2. The information contained in the press release is incorporated herein by reference.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

None.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Financial:     None.

Exhibits: 99.1 - Press release dated December 21, 1999.
          99.2 - Press release dated December 23, 1999.

ITEM 8.   CHANGE IN FISCAL YEAR.

Not applicable.


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WPI GROUP, INC.



Dated: December 23, 1999           By: /s/John W. Powers
                                       ------------------
                                       John W. Powers
                                       Vice President,
                                       Chief Financial Officer




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